SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)

512-837-7100
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Signature
Exhibit Index
EX - 2.1
EX - 99.1
Stock Purchase Agreement
Press Release

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 17, 2004, the Registrant, Citizens, Inc., through its primary insurance subsidiary, Citizens Insurance Company of America (“CICA”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire Security Plan Life Insurance Company (“Security”), a Louisiana-domiciled stock life insurance company.

Under the Purchase Agreement, which has been unanimously approved by the Board of Directors of both companies, CICA will pay $85 million in cash for Security. Security is owned by Mayflower National Life Insurance Company.

The closing of the acquisition is scheduled for the first business day of the month following the month in which all of the conditions of the agreement have been satisfied. The acquisition is subject to customary closing conditions, including obtaining insurance and antitrust regulatory approvals. CICA intends to pay the purchase price through internal funds and through a $30 million borrowing on Citizens’ line of credit. Citizens may supplement the purchase price by private sales of its authorized but unissued securities.

The foregoing discussion is qualified by reference to the full text of the Purchase Agreement, which is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference.

Citizens issued a press release on June 17, 2004, announcing the Purchase Agreement which is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Filed herewith is the following:

Exhibit No.	Description
2.1	Stock Purchase Agreement between Citizens Insurance Company of America and Mayflower National Life Insurance Company dated June 17, 2004.

99.1	Press Release of June 17, 2004 relating to the announcement by Citizens, Inc. of its execution of an agreement to acquire Security Plan Life Insurance Company.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.
By:	/s/ Mark A. Oliver
Mark A. Oliver, President

Date: June 18, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement between Citizens Insurance Company of America and Mayflower National Life Insurance Company dated June 17, 2004.

99.1	Press Release of June 17, 2004 relating to the announcement by Citizens, Inc. of its execution of an agreement to acquire Security Plan Life Insurance Company.

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